Exhibit 99.1

nLIGHT Provides Update on Preliminary Fourth Quarter 2025 Financial Results

CAMAS, Wash., January 13, 2026 - nLIGHT, Inc. (Nasdaq: LASR), a leading provider of high-power lasers for mission critical directed energy, optical sensing, and advanced manufacturing applications, today provided limited preliminary results for the fourth quarter of 2025.

The Company expects to report fourth quarter 2025 revenue in the range of $78 million to $80 million, above the high-end of the Company’s previously announced fourth quarter guidance range of $72 million to $78 million. The Company expects to report Laser Products revenue of $54 million to $55 million and Advanced Development revenue of approximately $24 million to $25 million. The anticipated upside in revenue is primarily due to the continued strength in the Company’s revenue from the Aerospace & Defense market.

“We ended 2025 on a strong note, particularly with respect to the performance of our Aerospace & Defense market,” commented Scott Keeney, nLIGHT’s President and Chief Executive Officer. “We enter 2026 with good visibility across multiple programs in both directed energy and laser sensing, and we remain well-positioned for near- and long-term growth in Aerospace & Defense.”

Scott Keeney, nLIGHT’s President and Chief Executive Officer, and Joe Corso, nLIGHT’s Chief Financial Officer are scheduled to host meetings with investors at the 28th Annual Needham Growth Conference in New York, NY on Tuesday January 13th, 2026. Any investor presentation materials utilized during the conference will be made available on the investor page of the Company’s website at https://investors.nlight.net.

Preliminary Results Disclaimer

The preliminary financial results in this press release are based on management’s initial analysis of results of operations for the fourth quarter of 2025. The Company’s consolidated financial statements for the fourth quarter of 2025 are not yet available and remain subject to completion of financial closing procedures and potential final adjustments.

The Company’s independent registered public accounting firm has not audited, reviewed, compiled or performed agreed-upon procedures with respect to the preliminary financial information. These estimates should not be viewed as a substitute for financial statements prepared in accordance with U.S. generally accepted accounting principles and are not necessarily indicative of future results.

Safe Harbor Statement

Certain statements in this release are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. Words such as “outlook,” “guidance,” “expects,” “intends,” “projects,” “plans,” “believes,” “estimates,” “targets,” “anticipates,” and similar expressions may identify these forward-looking statements. Examples of forward-looking statements include, but are not limited to, statements regarding expected revenues, our business strategy and our ability to grow our business, as well as any other statement that does not directly relate to any historical or current fact. Forward-looking statements are based on our current expectations and assumptions, which may not prove to be accurate. These statements are not guarantees and are subject to risks, uncertainties and changes in circumstances that are difficult to predict. Many factors could cause actual results to differ materially and adversely from these forward-looking statements, including but not limited to our ability to compete successfully in the markets for our products; changes in the markets we serve or in the global economy; our ability to increase our volumes and decrease our costs to offset potential declines in the average selling prices of our products; rapid technological changes in the markets that we participate in; our ability to develop and maintain products that can achieve market acceptance; our ability to generate sufficient revenues to achieve or maintain profitability in the future; our high levels of fixed costs and inventory and their effect on our gross profits and results of operations if demand for our products declines or we maintain excess inventory levels; our ability to manage growth and spending during economic downturns; our manufacturing capacity and operations and their suitability for future levels of demand; our reliance on third parties to manufacture certain of our products and product components; our reliance on a small number of customers for a significant portion of our revenues; our ability to manage risks associated with international customers and operations; the effect of government export and import controls on our ability to compete in international markets; our ability to protect our proprietary technology and intellectual property rights; fluctuations in our quarterly results of operations and other operating measures; and the effect on our business of claims, lawsuits, government investigations, other legal or regulatory proceedings, or commercial or contractual disputes that we are or may become involved in. Additional information concerning these and other factors can be found in nLIGHT's filings with the Securities and Exchange Commission (the “SEC”), including other risks, relevant factors and uncertainties identified in the “Risk Factors” section of nLIGHT's most recent Annual Report on Form 10-K or subsequent filings with the SEC. nLIGHT undertakes no obligation to update publicly or revise any forward-looking statements contained herein to reflect future events or developments, except as required by law.

The nLIGHT logo and “nLIGHT” are registered trademarks or trademarks of nLIGHT, Inc. in various jurisdictions.

About nLIGHT
nLIGHT, Inc. is a leading provider of high-power lasers for mission critical directed energy, optical sensing, and advanced manufacturing applications. Headquartered in Camas, Washington, nLIGHT employs approximately 800 people with operations in the United States, Europe and Asia. For more information, please visit www.nlight.net.

For more information contact:

John Marchetti
VP Corporate Development and Investor Relations
nLIGHT, Inc.
(360) 566-4460
john.marchetti@nlight.net